Exhibit 99.1

                          CANAAN NATIONAL BANCORP, INC.

                                 REVOCABLE PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned shareholder of Canaan National Bancorp, Inc. hereby appoints Gerard J. Baldwin and Melanie K. Neely, or either of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the Special Meeting of Shareholders to be held at ________, local time, on Friday, _________ ___, 2004, at __________________________________, and at any adjournments thereof, upon the following matters. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

      This proxy will be voted as directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED: (1) TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER, DATED AS OF NOVEMBER 17, 2003, BY AND BETWEEN SALISBURY BANCORP, INC. AND CANAAN NATIONAL BANCORP, INC. PURSUANT TO WHICH CANAAN NATIONAL BANCORP, INC. WILL MERGE INTO SALISBURY BANCORP, INC. AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE AGREEMENT AND PLAN OF MERGER; AND (2) ON ANY OTHER BUSINESS IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE CANAAN NATIONAL BANCORP, INC. BOARD OF DIRECTORS. The undersigned may revoke this proxy at any time before it is voted by (i) delivering to Gerard J. Baldwin, President and Chief Executive Officer of Canaan National Bancorp, Inc., a written notice of revocation before the Special Meeting, (ii) delivering to Canaan National Bancorp, Inc. a duly executed proxy bearing a later date before the Special Meeting, or (iii) attending the Special Meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of a Notice of a Special Meeting of Canaan National Bancorp, Inc. and the proxy statement/prospectus of Salisbury Bancorp, Inc. dated June ___, 2004.

      If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

      THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL.

      PROPOSAL 1:

            To approve and adopt the agreement and plan of merger, dated as of November 17, 2003, by and between Salisbury Bancorp, Inc. and Canaan National Bancorp, Inc., the merger of Canaan National Bancorp, Inc. into Salisbury Bancorp, Inc. and the other transactions contemplated by the merger agreement as described in the proxy statement/prospectus of Salisbury Bancorp, Inc.

      PROPOSAL 2:

            The proxies are authorized to vote upon any other business that properly comes before the special meeting, or any adjournments or postponements of the meeting, including, without limitation, a motion to adjourn the special meeting to another time and/or place for the purpose of soliciting additional proxies in order to approve the merger agreement and the merger or otherwise.

Date:  ___________, 2004                          ______________________________

                                                  ______________________________

            Please date and sign exactly as your name appears on this proxy card. Each executor, administrator, trustee, guardian, attorney-in-fact, and other fiduciary should sign and indicate his or her full title. When stock has been issued in the name of two or more persons, all persons should sign.

   PLEASE COMPLETE, DATE AND SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
                           POSTAGE-PREPAID ENVELOPE.